As filed with the Securities and Exchange Commission on January 14, 2011

Registration No. 333-170469

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STANDARD PACIFIC CORP.

Co-registrants are listed on the following pages

(Exact name of Registrant as specified in its charter)

Delaware Co-registrants are listed on the following pages	26 Technology Drive Irvine, California 92618 (949) 789-1600	33-0475989
(State or other jurisdiction of incorporation or organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification No.)

John P. Babel, Esq. Senior Vice President, General Counsel and Secretary Standard Pacific Corp. 26 Technology Drive Irvine, California 92618 (949) 789-1600	Copies to: Jeff Beck, Esq. Snell & Wilmer L.L.P. One Arizona Center Phoenix, Arizona 85004-2202 (602) 382-6316
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Debt Securities, Preferred Stock (2), Common Stock (3), Depositary Shares, Warrants, Rights (4), Stock Purchase Contracts, and Stock Purchase Units of Standard Pacific Corp.
Guarantees of the Debt Securities by direct and indirect subsidiaries of Standard Pacific Corp. (5)
Units of the Securities listed above
Total	$650,000,000	(1)	$650,000,000	$46,345*

(1)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices, with an aggregate initial offering price not to exceed $650,000,000. The securities registered also include such indeterminate amounts and numbers of shares of common stock and preferred stock as may be issued pursuant to the anti-dilution provisions of the securities registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)	Includes an indeterminate number of shares of Standard Pacific Corp.’s preferred stock that may be issued upon exercise of warrants, exercise of rights, exercise of stock purchase contracts or stock purchase units, conversion or exchange of debt securities or in connection with the depositary shares registered hereby.
(3)	Includes an indeterminate number of shares of Standard Pacific Corp.’s common stock that may be issued upon conversion or exchange of the preferred stock or debt securities, upon exercise of warrants, exercise of rights, exercise of stock purchase contracts or stock purchase units, or in connection with the depositary shares registered hereby.
(4)	Rights evidencing the right to purchase Standard Pacific Corp. common stock, preferred stock, depositary shares or debt securities.
(5)	The guarantees are the full and unconditional guarantee of Standard Pacific’s obligations under its debt securities by its wholly owned subsidiaries listed on the following pages. No separate consideration will be received for the guarantees of debt securities. No additional registration fee for the guarantees will be due pursuant to Rule 457(n).

* Fee previously paid.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The following direct and indirect subsidiaries of Standard Pacific Corp. may guarantee the debt securities of Standard Pacific Corp. and are co-registrants under this registration statement.

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
HSP Arizona, Inc.	Delaware	86-0927140
HWB Investments, Inc.	Delaware	27-0019252
Lagoon Valley Residential, LLC	California	20-2636836
Standard Pacific 1, Inc.	Delaware	20-4356066
Standard Pacific of Arizona, Inc.	Delaware	86-0927144
Standard Pacific of Colorado, Inc.	Delaware	94-3361834
Standard Pacific of Las Vegas, Inc.	Delaware	20-2834287
Standard Pacific of Orange County, Inc.	Delaware	33-0558026
Standard Pacific of Florida GP, Inc.	Delaware	20-4356126
Standard Pacific of Florida, general partnership	Florida	26-4786185
Standard Pacific of South Florida GP, Inc.	Delaware	27-0019247
Standard Pacific of South Florida, general partnership	Florida	65-0643480
Standard Pacific of Tampa GP, Inc.	Delaware	41-2062547
Standard Pacific of Tampa, general partnership	Florida	81-0579276
Standard Pacific of Texas, Inc.	Delaware	20-4356880
Standard Pacific of the Carolinas, LLC	Delaware	59-3483072
Standard Pacific of Tonner Hills, LLC	Delaware	20-0350714
Standard Pacific of Walnut Hills, Inc.	Delaware	03-0505710
Westfield Homes USA, Inc.	Delaware	71-0898386

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion; Dated January 14, 2011

PROSPECTUS

STANDARD PACIFIC CORP.

$650,000,000

Debt Securities

Guarantees of Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Rights

Stock Purchase Contracts

Stock Purchase Units

Units

This prospectus provides a general description of the following securities that may be offered hereunder from time to time: Standard Pacific Corp.’s debt securities, the full and unconditional guarantee of its obligations under its debt securities by certain of its wholly owned subsidiaries, and its preferred stock, common stock, depositary shares, warrants, rights, stock purchase contracts, stock purchase units and units of these securities. The aggregate initial offering price of all securities sold under this prospectus will not exceed $650,000,000. Each time we sell securities hereunder, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

The common stock of Standard Pacific Corp. is listed on the New York Stock Exchange under the symbol “SPF.”

Investing in our securities involves a high degree of risk. See “Risk Factors” contained in our periodic filings made with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us” and “our” refer to Standard Pacific Corp., a Delaware corporation, and its predecessors and consolidated subsidiaries.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this prospectus or incorporated herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In general, “forward-looking statements” can be identified by use of words such as “expect,” “believe,” “estimate,” “project,” “forecast,” “anticipate,” “plan” and similar expressions. Our forward-looking statements represent our expectations and beliefs regarding future events. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include those factors described under the caption “Risk Factors” contained in our periodic filings made with the Securities and Exchange Commission (“SEC”) and any prospectus supplement to this prospectus.

All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Our past performance or past or present economic conditions are not indicative of future performance or conditions. Due to these inherent uncertainties, current or potential investors in our securities are urged not to place undue reliance on forward-looking statements. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to projections over time.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, offer any combination of the securities described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $650,000,000.

The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities of Standard Pacific Corp., which may include guarantees of the debt securities by certain of the direct and indirect subsidiaries of Standard Pacific Corp.;

•	preferred stock of Standard Pacific Corp.;

•	common stock of Standard Pacific Corp.;

•	depositary shares of Standard Pacific Corp.;

•

warrants entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities of Standard Pacific Corp., which may include guarantees of the debt securities by certain of the direct and indirect subsidiaries of Standard Pacific Corp.;

•

rights to purchase Standard Pacific Corp. common stock, preferred stock, depositary shares or debt securities; which may include guarantees of the debt securities by certain of the direct and indirect subsidiaries of Standard Pacific Corp.;

•	stock purchase contracts issued by Standard Pacific Corp.;

•	stock purchase units issued by Standard Pacific Corp.; and

•	units consisting of any of the above securities.

We may issue debt securities convertible into shares of Standard Pacific Corp. common or preferred stock. The preferred stock issued may also be convertible into shares of Standard Pacific Corp. common stock or another series of its preferred stock.

This prospectus provides a general description of the securities we may offer hereunder. Each time we sell securities hereunder, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement, we will include the following information:

•	the type and amount of securities that we propose to sell;

•	the public offering price of the securities;

•	the names of any underwriters, agents or dealers through or to which the securities will be sold;

•	any compensation of those underwriters, agents or dealers;

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any risk factors applicable to the securities that we propose to sell; and

•	any other material information about the offering and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

THE COMPANY

We are one of the nation’s largest homebuilders and have built more than 112,000 homes during our 44-year history. We construct homes within a wide range of price and size targeting a broad range of homebuyers. We have operations in major metropolitan areas in California, Florida, Arizona, Texas, the Carolinas, Colorado and Nevada.

For the year ended December 31, 2009, the percentages of our home deliveries by state (excluding deliveries by unconsolidated joint ventures) were:

State	Percentage of Deliveries
California	41%
Florida	22
Texas	12
Carolinas	12
Arizona	8
Colorado	4
Nevada	1

Total	100%

Standard Pacific Corp. was incorporated in the State of Delaware in 1991. Through our predecessors, we commenced our homebuilding operations in 1966. Our principal executive offices are located at 26 Technology Drive, Irvine, California 92618, and our telephone number is (949) 789-1600.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include the acquisition, development and construction of new residential properties, the acquisition of companies or operations in homebuilding and related businesses, or the repayment of existing indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS

TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Nine months Ended September 30, 2010	Year Ended December 31,
		2009	2008	2007	2006	2005
Ratio of earnings to fixed charges(1)(2)	1.1x	0.3x	—	—	2.6x	8.0x

(1)	Ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” means income from continuing operations (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest amortized to cost of sales and interest expense, (c) interest portion of rent expense, and (d) income from unconsolidated joint ventures. For this purpose, “fixed charges” means homebuilding interest incurred, whether expensed or capitalized, and the interest portion of rent expense, and excludes interest expense from our financial services subsidiary of $1.2 million, $2.1 million, $3.1 million, $6.1 million, $6.4 million, and $3.8 million for nine months ended September 30, 2010 and the years ended December 31, 2009, 2008, 2007, 2006, and 2005, respectively. As there was no outstanding preferred stock with preference dividends during the periods in the table above, the ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends are the same calculation.
(2)	For the years ended December 31, 2009, 2008 and 2007, our earnings were insufficient to cover fixed charges; the amount of additional earnings needed to cover fixed charges for these periods was $75.2 million, $1,127.8 million and $656.6 million, respectively.

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

COMMON STOCK, PREFERRED STOCK AND DEPOSITARY SHARES

Our authorized capital stock consists of 600,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. Our certificate of incorporation, as amended to date, does not authorize any other classes of capital stock.

Common Stock

We have one existing class of common stock. Holders of shares of our existing common stock are entitled to one vote per share on all matters to be voted upon by our stockholders; provided, however, that the holders of our Series B Preferred Stock (described below) vote together with the holders of our common stock on all matters upon which the holders of common stock are entitled to vote. Each share of Series B Preferred Stock is entitled to such number of votes as the number of shares of common stock into which such share of Series B Preferred Stock is convertible at the time of the record date for any such vote, subject to the limitations described below under the heading “Preferred Stock”. Stockholders may not cumulate votes for the election of directors.

The holders of shares of our existing common stock are entitled to receive ratably dividends as may be declared from time to time by our board of directors out of funds legally available for dividend payments, subject to any dividend preferences of any holders of any other series of common stock and preferred stock (including our obligation to pay a dividend on our Series B Preferred Stock on an as converted basis if a dividend is paid on the common stock). In the event of our liquidation, dissolution or winding up, after full payment of all debts and other liabilities and liquidation preferences of any other series of common stock and any preferred stock, the holders of shares of our existing common stock are entitled to share ratably in all remaining assets with the holders of our Series B Preferred Stock on an as converted basis. Our existing common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of our existing common stock.

Our certificate of incorporation authorizes our board of directors to issue new series of common stock without stockholder approval. Subject to the Delaware corporation law, our board of directors may:

•	fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, of any new series of common stock;

•	fix the qualifications, limitations, or restrictions of any new series of common stock, including, without limitation, dividend rights and whether dividends are cumulative;

•

fix the conversion rights, if any, voting rights, including the number of votes, if any, per share, as well as the number of members, if any, of our board of directors or the percentage of members, if any, of our board each class or series of common stock may be entitled to elect;

•	fix the rights and terms of redemption, including sinking fund provisions, if any, redemption price and liquidation preferences of any series of common stock;

•	fix the number of shares constituting any series and the designations of each series; and

•	increase or decrease the number of shares of any series of common stock subsequent to the issuance of shares of such series, but not below the number of shares of such series then outstanding.

Our board of directors has no power to alter the rights of any outstanding shares of our common stock. Although we currently do not intend to do so, our board, without stockholder approval, may issue a new series of common stock with rights that could negatively affect the voting power or other rights of our existing common stock.

Our common stock is listed under the symbol “SPF” on the New York Stock Exchange. Mellon Investor Services LLC is the Transfer Agent and Registrar for our common stock.

Preferred Stock

5,000,000 of the 10,000,000 authorized shares of our preferred stock have been designated as Series B Junior Participating Convertible Preferred Stock (the “Series B Preferred Stock”). As of the date of this prospectus 450,829 shares of Series B Junior Participating Convertible Preferred Stock were issued and outstanding. The Series B Preferred Stock will be perpetual unless converted to common stock in accordance with the certificate of designations for the Series B Preferred Stock and is not be redeemable.

The Series B Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Company, ranks equally to the Series A Junior Participating Cumulative Preferred Stock of the Company (the “Series A Preferred Stock”) and junior to all other preferred stock of the Company, other than a class or series of preferred stock established after the date hereof the terms of which expressly provide that such class or series will rank on a parity with or junior to the Series B Preferred Stock.

If the Board of Directors declares and pays a dividend in the form of cash or other assets (other than shares of common stock or rights or warrants to subscribe for common stock) in respect of any shares of common stock of the Company, holders of the Series B Preferred Stock will be entitled to receive non-cumulative dividends in an amount per share of Series B Preferred Stock equal to the product of (1) the per share dividend declared and paid in respect of each share of common stock and (2) the number of shares of common stock into which such share of Series B Preferred Stock is then convertible. We are prohibited from paying dividends to holders of shares of our common stock unless the full dividends are paid at the same time in respect of the Series B Preferred Stock.

If the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series B Preferred Stock will be entitled to receive liquidating distributions of the remaining assets of the Company as if each share of Series B Preferred Stock had been converted, immediately prior to such liquidating distributions, into shares of common stock.

If the assets of the Company available for distribution to stockholders upon any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock and outstanding shares of common stock and Series A Preferred Stock, holders of the Series B Preferred Stock and holders of shares of common stock and Series A Preferred Stock will share ratably in any distribution of the assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be entitled.

The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute a liquidation, dissolution or winding up.

Subject to the terms and conditions set forth in the certificate of designations for the Series B Preferred Stock, each share of Series B Preferred Stock may be converted at any time, at the option of the holder of the Series B Preferred Stock, into shares of common stock; provided that any holder of the Series B Preferred Stock may only convert such number of shares of Series B Preferred Stock into shares of common stock such that such holder (including a “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) that includes such holder), does not become a beneficial owner (generally as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of greater than 49% of the total voting power of the capital stock entitled to vote in the election of the Board of Directors after giving effect to such conversion.

If MP CA Homes, LLC, the current holder of the Series B Preferred Stock, or its affiliates sell, transfer or otherwise dispose of shares of Series B Preferred Stock to any person or entity (other than the MP CA Homes, LLC or its affiliates), such shares will automatically convert into shares of common stock effective as of the consummation of such sale, transfer or other disposition.

The number of shares of common stock into which a share of Series B Preferred Stock is convertible is determined by dividing $1,000 by the applicable conversion price. Cash will be paid in lieu of fractional shares. As of the date of this prospectus, the conversion price is $3.05 and thus, as of the date of this prospectus, each share of Series B Preferred Stock is convertible into 327.86885 shares of common stock of the Company. Shares of Series B Preferred Stock once converted or reacquired by the Company will resume the status of authorized and unissued preferred stock, undesignated as to series, and available for further issuance.

The conversion price of the Series B Preferred Stock is subject to customary anti-dilution adjustments for any of the following:

•	stock dividends and distributions on the shares of common stock;

•	subdivisions, splits or combinations of the shares of common stock;

•	issuances to holders of the common stock of certain rights or warrants entitling them to purchase shares of common stock at less than the then current market price; and

•	completion of an issuer self tender offer or exchange offer for the common stock at a price exceeding the aggregate closing price for the common stock.

If any of the following events occur each share of Series B Preferred Stock outstanding immediately prior to such “reorganization event” shall remain outstanding but shall become convertible into the kind of securities, cash and other property receivable in such reorganization event by the holder of that number of shares of the Company’s common stock into which the shares of Series B Preferred Stock would then be convertible:

•

any consolidation or merger of the Company with or into another entity, or other similar transaction, in each case pursuant to which the Company’s common stock will be converted into cash, securities or other property of the Company or another entity;

•

any sale, transfer, lease or conveyance to another entity of all or substantially all of the property and assets of the Company, in each case pursuant to which the Company’s common stock will be converted into cash, securities or other property of the Company or another entity; or

•	any reclassification of the Company’s common stock into securities including securities other than the Company’s common stock.

The Company may not enter into any agreement for a transaction constituting a fundamental change unless such agreement:

•

entitles holders of the Series B Preferred Stock to receive, on an as-converted basis, the securities, cash and other property receivable in such transaction by a holder of shares of the Company’s common stock that was not the counterparty to such transaction or an affiliate of such other party;

•	provides that each share of Series B Preferred Stock will be converted into the number of shares of common stock into which it is then convertible; or

•

provides that (1) the Series B Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (2) such Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders of the Series B Preferred Stock thereof than the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole.

A “fundamental change” means the occurrence of the consummation of any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any entity other than one or more of the Company’s subsidiaries or the MP CA Homes, LLC or any of its affiliates, in each case pursuant to which the Company’s common stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the entities that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Company immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the continuing or surviving entity immediately after the transaction.

The holders of the Series B Preferred Stock vote together with the holders of the Company’s common stock on all matters upon which the holders of common stock are entitled to vote. Each share of Series B Preferred Stock is entitled to such number of votes as the number of shares of common stock into which such share of Series B Preferred Stock is convertible at the time of the record date for any such vote; provided, that the votes attributable to such shares with respect to any holder of the Series B Preferred Stock shall be automatically reduced pro rata among holders of the Series B Preferred Stock included in any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) with such holder, and in making any such pro rata determination, taking into account any other capital stock beneficially owned by such holders, so that no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (generally as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 49% of the total voting power of the capital stock entitled to vote in the election of the Board of Directors. These voting rights shall be interpreted in a manner consistent with the definition of “Change of Control” set forth in the indentures governing the Company’s public notes that are outstanding on the date of the filing of the certificate of designations for the Series B Preferred Stock, such that a “Change of Control” shall not occur as a result of the voting rights attributable to the Series B Preferred Stock.

So long as any shares of Series B Preferred Stock are outstanding, the vote or consent of the holders of a majority of the shares of Series B Preferred Stock at the time outstanding, voting as a single class will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

•

any amendment, alteration or repeal of any provision of the certificate of incorporation, the certificate of designations for the Series B Preferred Stock, or the Company’s bylaws (whether by merger, consolidation, business combination or otherwise) that would alter or change the voting powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely; or

•

the consummation of a binding share exchange or reclassification involving the Company’s common stock or a merger or consolidation of the Company with another entity, except that holders of the Series B Preferred Stock will have no separate right to vote under the certificate of designations for the Series B Preferred Stock or under Section 251 of the Delaware General Corporation Law or otherwise under Delaware law if:

•	the Company shall have complied with the provisions relating to a fundamental change described above;

•

the transaction shall be a reorganization event in which each share of Series B Preferred Stock shall be convertible into the exchange property that complied all the provisions relating to a reorganization event described above or

•

(1) the Series B Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities or common stock of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (2) such Series B Preferred Stock remaining outstanding or such preference securities or common stock, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders of the Series B Preferred Stock thereof than the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole.

Any increase in the amount of the authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock, or any securities convertible into preferred stock ranking junior to, equally with and/or senior to the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon a liquidation, dissolution or winding up of the Corporation, will not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Series B Preferred Stock and, notwithstanding Section 251 of the Delaware General Corporation Law or any other provision of Delaware law, holders of the Series B Preferred Stock will have no right to separately vote solely by reason of such an increase, creation or issuance.

At the date of this prospectus, our board of directors may, without stockholder approval, issue up to an additional 5,000,000 shares of preferred stock in one or more series and, subject to Delaware corporation law, may:

•	fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, of any series of preferred stock;

•	fix the qualifications, limitations, or restrictions thereof, including, without limitation, dividend rights and whether dividends are cumulative;

•

fix the conversion rights, if any, voting rights, including the number of votes, if any, per share, as well as the number of members, if any, of our board of directors or the percentage of members, if any, of our board each class or series of preferred stock may be entitled to elect;

•	fix the rights and terms of redemption, including sinking fund provisions, if any, redemption price and liquidation preferences of any series of preferred stock;

•	fix the number of shares constituting any series and the designations of each series; and

•	increase or decrease the number of shares of any series of preferred stock subsequent to the issuance of shares of such series, but not below the number of shares of the series then outstanding.

Our board of directors has no power to alter the rights of any outstanding shares of our preferred stock. Our board may issue shares of preferred stock with voting and conversion rights which could negatively affect the voting power or other rights of our common stock, and the board could take that action without stockholder approval.

Depositary Shares

We may, at our option, elect to offer fractional shares of either preferred stock or a new series of common stock, rather than full shares of preferred stock or common stock (as applicable). If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of either a share of the particular series of preferred stock or common stock.

The shares of any series of preferred stock or common stock (as applicable) underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and identified in the applicable prospectus supplement. The depositary will have its principal office in the United States and, with its affiliates, a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to the applicable fraction of a share of preferred stock or common stock (as applicable) underlying that depositary share, and to all the rights and preferences of the preferred stock or common stock (as applicable) underlying that depositary share. Those rights include proportionate dividend, voting, redemption and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be issued to those persons purchasing the fractional shares of preferred stock or common stock (as applicable) underlying the depositary shares, in accordance with the terms of the offering.

We will describe in the applicable prospectus supplement the terms of the deposit agreement and the rights of the holders of the depositary shares, among other matters.

Effect of New Issuance

In addition to the effect of the currently outstanding Series B Preferred Stock if the board were to issue a new series of common stock or preferred stock, the new issuance of such shares could:

•	decrease the amount of earnings and assets available for distribution to existing common stockholders;

•	make removal of the present management more difficult;

•	result in restrictions upon the payment of dividends and other distributions to the existing common stockholders;

•	delay or prevent a change in control of our company; and

•	limit the price that investors are willing to pay in the future for our existing common stock.

Stockholders Rights Agreement

In December 2001, we entered into a rights agreement pursuant to which our board of directors declared a dividend of one stock purchase right for each outstanding share of our common stock. The rights agreement was amended and restated on July 24, 2003 to reflect technical amendments necessary to allow us to appoint our new rights agent, Mellon Investor Services LLC, and was further amended on June 27, 2008 in connection with MP CA Homes, LLC’s investment in Standard Pacific Corp. Each share of our common stock issued by us (prior to the expiration of the rights agreement or distribution of the rights), including any shares sold pursuant to this prospectus, will have attached a right and such right will be transferred with and only with such common stock. In this prospectus, unless the context requires otherwise, all references to our common stock include the accompanying rights.

Currently, the rights are not exercisable and trade with our common stock. If the rights become exercisable, each full right, unless held by a person or group that beneficially owns more than 15% of our outstanding voting stock (other than an exempted person), will initially entitle the holder to purchase one one-hundredth of one share of our Series A Preferred Stock, at an initial exercise price of $57.50, subject to adjustment. The rights will become exercisable only after a person or group (other than an exempted person) has acquired, or publicly announced an intention to acquire, 15% or more of our outstanding voting stock. Under some circumstances, including the existence of a 15% acquiring person or group, each holder of a right, other than the acquiring person or group, will be entitled to purchase at the right’s then current exercise price, shares of our common stock having a market value equal to two times the exercise price. If we are acquired by another entity after a person or group acquires 15% or more of our voting stock, each holder of a right will be entitled to purchase shares of common stock of the acquiring entity having a market value of two times the right’s then current exercise price. The rights may be redeemed at a price of $0.0005 until the earlier of ten days after a person or group acquires 15% or more of our voting stock or we are acquired. The rights will expire on December 31, 2011, unless earlier redeemed, exchanged or exercisable. The rights do not have voting or dividend rights, and until they become exercisable, do not have a dilutive effect on our earnings.

The terms of the rights are fully described in the amended and restated rights agreement between Mellon Investor Services LLC, as rights agent, and us. Until the rights are redeemed, exchanged, distributed or expire, any certificates representing shares of common stock we sell pursuant to this prospectus will contain a notation incorporating the rights agreement by reference. You should refer to the rights agreement for a more detailed description of the terms and provisions of the rights. A copy of the rights agreement has been filed with and is publicly available at or from the SEC as described under the heading “Where You Can Find More Information.”

Our rights may make more difficult or discourage an acquisition of the company that is deemed undesirable by our board of directors by causing substantial dilution to a person or group that attempts to acquire us on terms or in a manner not approved by our board of directors, except for an acquisition offer conditioned upon the purchase or redemption of our rights.

Possible Anti-Takeover Effects of Delaware Law and Relevant Provisions of Our Certificate of Incorporation

In addition to our rights agreement, provisions of Delaware law and our certificate of incorporation and bylaws may make more difficult the acquisition of the company by tender offer, a proxy contest or otherwise or the removal of our officers and directors. For example:

•

Section 203 of the Delaware General Corporation Law prohibits certain publicly-held Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years following the time such person became an interested stockholder unless the business combination is approved in a specified manner. Generally, an interested stockholder is a person who, together with its affiliates and associates, owns 15% or more of the corporation’s voting stock, or is affiliated with the corporation and owns or owned 15% of the corporation’s voting stock within three years before the business combination. In addition, our certificate of incorporation sets forth additional required approvals for business combinations with (1) a stockholder that owns 5% or more of our voting stock, or (2) is an affiliate or associate of ours and was the owner of 5% or more of our voting stock at any time within the three-year period prior to the determination time, or (3) is an affiliate or associate of the persons described in (1) and (2).

•

As discussed above, our certificate of incorporation permits our board of directors to issue a new series of common stock or preferred stock with terms that may make an acquisition by a third person more difficult or less attractive.

•	Our bylaws provide time limitations on stockholders who desire to present nominations for election to our board of directors or propose matters that can be acted upon at stockholders’ meetings.

Copies of our certificate of incorporation and bylaws, each as amended, have been filed with and are publicly available at or from the SEC as described under the heading “Where You Can Find More Information.”

DEBT SECURITIES

We may offer senior, senior subordinated or subordinated debt securities pursuant to this prospectus. Senior debt securities will be issued under a senior debt indenture, senior subordinated debt securities under a senior subordinated debt indenture and subordinated debt securities under a subordinated debt indenture. We have filed a senior debt securities indenture, a senior subordinated debt indenture, and the form of a subordinated debt indenture, as exhibits to the registration statement filed with the SEC, of which this prospectus is a part. The debt securities will be issued under the indentures filed, or under new indentures substantially in the form thereof to be entered into with a trustee chosen by us, in each case modified or supplemented to reflect the terms of such debt securities. References to an “indenture” below are references to the senior debt indenture, the senior subordinated debt indenture or the subordinated debt indenture, as applicable, under which a particular debt security is issued. The senior debt indenture, senior subordinated debt indenture and subordinated debt indenture are collectively referred to in this description as the “indentures.” The indentures are governed by the Trust Indenture Act. The indentures may be amended or supplemented from time to time. We will file any new indentures and any supplements or amendments to the indentures as exhibits to the registration statement filed with the SEC, of which this prospectus is a part. You may inspect the indentures and all amendments and supplements thereto at the office of the trustee, or as described below under the heading “Where You Can Find More Information.” The prospectus supplement for each series of debt securities will state the name of the trustee for such series.

The following is a summary of the material provisions of the indentures. It does not restate the indentures entirely and is qualified by reference to the indentures and any supplements thereto. We urge you to read the indentures and any supplements thereto.

Terms of the Debt Securities

Our debt securities will be secured or unsecured obligations. We may issue them in one or more series. The indentures do not limit the aggregate amount of debt securities that may be issued under them. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. The prospectus supplement for each series of debt securities will describe:

•	the title of the debt securities, and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the series of debt securities;

•	the date or dates on which principal of the debt securities will be payable;

•

the rate or rates at which the debt securities will bear any interest, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•

the place or places where principal, and any premium and interest, on the debt securities will be payable and where the debt securities which are in registered form can be presented for registration of transfer or exchange; and the identification of any depositary or depositaries for any global debt securities;

•	any provisions regarding our right to redeem or purchase the debt securities or the right of holders to require us to redeem or purchase the debt securities;

•	any provisions requiring or permitting us to make payments to a sinking fund to be used to purchase or redeem the debt securities;

•	any restrictions upon our ability to incur additional debt;

•	the denominations in which the debt securities are issuable;

•	the currency or currencies in which principal and interest will be payable, if other than United States dollars;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture;

•	whether and upon what terms the debt securities may be defeased if different from the provisions set forth in the indenture;

•

the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•	the nature and terms of the security for any secured debt securities;

•	the specific terms and conditions, if any, upon which the debt securities may be subordinated to our other indebtedness;

•	if applicable, a discussion of the material federal income tax considerations, including the tax effects of “original issue discount” securities;

•	any right of holders of the debt securities to convert them into our common or preferred stock and the terms of any such conversion; and

•	any other material terms of the debt securities, which may be in addition to or different from the terms set forth in the indenture and this prospectus.

Guarantees

Each prospectus supplement related to the issue of debt securities will also describe any guarantees by our direct and indirect 100% owned subsidiaries that may guarantee such debt securities, including the terms of subordination, if any, of any such guarantee. The guarantees will be full and unconditional and joint and several.

The indentures governing our outstanding securities provide that, in the event that any guarantee of a guarantor constitutes a fraudulent transfer or conveyance, the guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the applicable guarantor, result in the obligations of such guarantor under its guarantees not constituting a fraudulent transfer or conveyance.

Any guarantor may be released as a guarantor, and its guarantee terminated upon certain sales of all or substantially all of its assets (whether by merger or otherwise), if such sale is in compliance with the terms of the indenture, the legal defeasance of the respective series of notes and its guarantees, the designation of such guarantor as an unrestricted subsidiary (as defined in the indenture), in accordance with the terms of the indenture, or as otherwise described in the prospectus supplement.

Events of Default and Remedies

An event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:

•	our default for 30 days in payment of any installment of interest on any debt security of that series;

•	our default in payment when due of the principal of or any premium on any of the debt securities of that series;

•

default by us in the observance or performance of any covenants in the indenture or the notes of that series, provided that with respect to certain of those covenants, we have 60 days to cure such default after we receive notice thereof from the trustee or the holders of at least 25% in principal amount of that series of debt securities then outstanding;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•	any additional events of default set forth in the prospectus supplement applicable to that series of debt securities.

The trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or any premium or interest with respect to that series of debt securities, if the trustee determines it in the interest of the holders of the series of debt securities to do so.

If certain events involving our bankruptcy, insolvency or reorganization occur, all amounts of principal and interest due to the holders of such series of debt securities will become immediately due and payable. If any other event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of that series of debt securities then outstanding may declare the principal of all of the debt securities of that series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of that series then outstanding by written notice to the trustee and to us may waive any default or event of default with respect to that series of debt securities, other than any continuing event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to that series and its consequences, except an acceleration due to a default resulting from continuing nonpayment of principal or interest on that series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to that series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to that series, subject to limitations specified in the indenture or supplemental indenture.

Defeasance

The indenture provides that we, at our option, may:

•

terminate all our obligations under any covenant in the indenture as they relate to any particular series of debt securities, other than the obligation to pay any interest on and the principal of the debt securities of that series and certain other obligations, after which such securities shall be deemed to be not outstanding for the purpose of any direction, waiver, consent or declaration or act of the holders of such debt securities in connection with such covenants, but shall continue to be outstanding for all other purposes under the indenture; and

•

terminate all of our obligations under the indenture as they relate to any particular series of debt securities, except the rights of holders to receive from the trust fund created therefor payment in respect of principal and interest and obligations relating to such defeasance, after which we shall be deemed to have paid and discharged the entire indebtedness represented by such series of debt securities.

To exercise any such option, we are required, among other things, to:

•

deposit in trust with the trustee, under an irrevocable trust and security agreement, money or United States government obligations or a combination thereof in an amount and at such times sufficient to pay principal of and any interest on the debt securities of that series to their maturity or redemption, and

•

comply with other conditions, including delivery to the trustee of an opinion of counsel (in the case of the first option in form reasonably satisfactory to the trustee and in the case of the second option to the effect that (1) we have received from, or there has been published by the Internal Revenue Service a ruling, or (2) since the issue date of such series of debt securities there has been a change in the applicable federal income tax law), in each case to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of the right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

Without the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities to:

•	add covenants, agreements and obligations applicable to us for the benefit of the holders of any series of debt securities or to surrender any right or power conferred by the indenture upon us;

•	evidence the assumption by a successor corporation of our obligations under the indenture and any series of debt securities;

•

appoint a successor trustee with respect to any series of debt securities and to add to or change any provision of the indenture as is necessary to provide for or facilitate the administration of any trusts created pursuant to the indenture by more than one trustee;

•	establish the form or terms of any series of unissued debt securities;

•	provide that specific provisions of the indenture will not apply to a particular series of unissued debt securities;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	cure any ambiguity, omission, defect or inconsistency;

•	secure the debt securities; or

•	make any change that does not adversely affect the rights of any holder of debt securities.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the consent of the holders of at least a majority in principal amount of the affected series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of that series then outstanding may waive any existing default under, or compliance with, any provision of the indenture relating to a particular series of debt securities, other than any continuing event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a tender offer or exchange offer for debt securities.

Without the consent of each holder affected, we and the trustee may not:

•	reduce the amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest;

•	reduce the principal of or change the fixed maturity of any debt security or alter any provision with respect to redemptions or mandatory offers to repurchase debt securities;

•	make any debt security payable at a place or in money other than that stated in the debt security;

•	modify certain provisions of the indenture relating to waivers that require the consent of holders;

•

modify the provision confirming that the rights of holders to receive payment of principal and interest with respect to any debt security, on or after the respective due dates, or to bring suit to enforce such payment on or after such respective dates;

•	adversely modify the ranking or priority of the debt securities; or

•	waive a continuing default in the payment of principal of or interest on the debt securities.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any consent otherwise required from that holder, may be subject to the requirement that the holder shall have been the holder of record of any debt securities with respect to which the consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the indenture.

Book-Entry, Delivery and Form

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in book-entry form and will be represented by one or more notes in registered global form. The global notes will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as DTC’s nominee or such other name as may be requested by DTC. DTC will maintain the notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities. Purchases and sales of ownership interests in the debt securities will be accomplished by entries on the books of direct and indirect participants in the DTC system.

Under the terms of the indenture, we and the trustee may treat the persons in whose names any notes, including the global notes, are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Therefore so long as DTC or its nominee is the registered owner of the global notes, DTC or such nominee will be considered the sole holder of outstanding notes under the indenture. We or the trustee may give effect to any written certification, proxy or other authorization furnished by DTC or its nominee.

A global note may not be transferred except as a whole by DTC, its successors or their respective nominees. Interests of beneficial owners in the global note may be transferred or exchanged for definitive securities in accordance with the rules and procedures of DTC. In addition, a global note may be exchangeable for notes in definitive form if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary and we do not appoint a successor within 90 days; or

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture.

In each instance, upon surrender by DTC or its nominee of the global note, notes in definitive form will be issued to each person that DTC or its nominee identifies as being the beneficial owner of the related notes.

Under the indenture, the holder of any global note may grant proxies and otherwise authorize any person, including its participants and persons who may hold interests through DTC participants, to take any action which a holder is entitled to take under the indenture.

Concerning the Trustee

In case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care and skill as a prudent person would exercise under the circumstances in the conduct of its own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, including proceeding to enforce a lien in an event of default, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, depositary shares or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock, common stock or depositary shares and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants. Each such prospectus supplement will describe:

•	the title of the warrants;

•	the aggregate number of warrants to be issued and currently outstanding, if any;

•	the price or prices at which the warrants will be issued;

•	the number or principal amount of securities purchasable upon exercise of the warrants and the exercise price of each warrant;

•	the procedures and conditions relating to the exercise of the warrants including:

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the maximum or minimum number of the warrants which may be exercised at any time; and

•	any limitations relating to the exchange and exercise of such warrants;

•

in the case of warrants to purchase our preferred stock, common stock or depositary shares, any provisions for adjustment of the number or amount of shares of our preferred stock, common stock or depositary shares receivable upon exercise of the warrants or the exercise price of the warrants;

•

in the case of warrants to purchase preferred stock or depositary shares for preferred stock, the designation, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants;

•

if applicable, the number of warrants issued with each share of our preferred or common stock, depositary shares or debt securities, and the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of such warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase the securities, at the exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

•

in the case of warrants for the purchase of preferred or common stock or depositary shares, the right to vote or to receive any payments of dividends on the preferred or common stock or depositary shares purchasable upon exercise.

Certificates for warrants to purchase securities will be exchangeable for new warrant certificates of different denominations to the extent set forth in the prospectus supplement.

RIGHTS

We may issue rights to purchase common stock, preferred stock, depositary shares or debt securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•

the aggregate number of rights issued and the aggregate number of shares of common stock, preferred stock or depositary shares or aggregate principal amount of debt securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	if applicable, a discussion of any material federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the shares of common stock, preferred stock, depositary shares or principal amount of debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number or variable number of shares of common stock, preferred stock or depositary shares at a future date or dates. The consideration per share may be fixed at the time stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and our debt securities, preferred stock, depositary shares, any other securities described in the applicable prospectus supplement or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. Material federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will be discussed in the related prospectus supplement.

UNITS

We may issue units, which will consist of one or more stock purchase contracts, warrants, debt securities, guarantees, depositary shares, rights, preferred stock, common stock or any combination thereof. The applicable prospectus supplement for any units will describe:

•

all terms of the units and of the stock purchase contracts, warrants, debt securities, guarantees, depositary shares, rights, shares of preferred stock or shares of common stock or any combination thereof comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

The securities that may be offered by this prospectus may be sold:

•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. The compensation received may be in excess of customary discounts, concessions or commissions. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time the securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

•	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

•	the terms of the offering;

•	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•	any over-allotment option under which any underwriters may purchase additional securities from us;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	the anticipated date of delivery of the securities.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include crosses or block trades:

•	exchange offers or other transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through put or call option transactions relating to the securities;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the securities.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Our common stock is listed on the New York Stock Exchange. Unless otherwise specified in the applicable prospectus supplement, each other class or series of securities issued will be a new issue with no established trading market. We may elect to list any other class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Concurrently with any offering of debt securities that are convertible into or exercisable or exchangeable for our common stock, we may offer from time to time our common stock by means of a separate prospectus supplement. In addition, we may agree to loan common stock to affiliates of the underwriters, dealers or agents for such debt securities or common stock, which affiliates we refer to as the “share borrowers,” pursuant to a share lending agreement to be described in the applicable prospectus supplement. Such share borrowers may use the borrowed shares or the proceeds therefrom to facilitate transactions by which investors in the debt securities may hedge their investments in such debt securities. In connection with facilitating those transactions, the share borrowers and their affiliates may receive customary, negotiated fees from investors.

In connection with any offering of debt securities that are convertible into or exercisable or exchangeable for our common stock, we may enter into convertible debt security hedge transactions with affiliates of the underwriters. Such convertible debt security hedge transactions may reduce the potential dilution to us upon conversion of such debt securities. We may apply a portion of the net proceeds from the sale of the debt securities to pay the cost of such convertible debt security hedge transactions.

In connection with establishing an initial hedge of these transactions, the hedge counterparty or its affiliates may enter into various derivative transactions with respect to our common stock, concurrently with or shortly after the pricing of such debt securities. These activities could have the effect of increasing or preventing a decline in the price of our common stock concurrently with or shortly after the pricing of such debt securities.

In addition, the hedge counterparty or its affiliates will likely modify its hedge position following the pricing of such debt securities from time to time by entering into or unwinding various derivative transactions and/or purchasing or selling our common stock in secondary market transactions prior to the maturity of such debt securities (including during any settlement period in respect of any conversion of such debt securities). The effect, if any, of any of these transactions and activities on the market price of our common stock or such debt securities will depend in part on market conditions and cannot be ascertained at this time. Any of these activities could impact the price of our common stock and the value of such debt securities and, as a result, the value of the consideration and the number of shares, if any, that an investor would receive upon conversion of such debt securities and, under certain circumstances, such investor’s ability to convert such debt securities.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below. You should read the registration statement for further information about us and these securities.

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site that contains reports, proxy statements, information statements and other information about issuers, like Standard Pacific Corp., who file electronically with the SEC. The address of that web site is www.sec.gov.

In addition, our common stock is listed on the New York Stock Exchange and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

EXPERTS

The consolidated financial statements of Standard Pacific Corp. at December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Snell & Wilmer L.L.P. of Phoenix, Arizona will issue an opinion with respect to the validity of the securities to be offered and sold by this prospectus. If counsel for any underwriters passes on legal matters in connection with an offering of the securities described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2009;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010;

•	our Current Reports on Form 8-K filed February 4, 2010, April 27, 2010, May 3, 2010, May 4, 2010, May 13, 2010, November 24, 2010, December 9, 2010, and December 23, 2010;

•

the description of our common stock contained in our Registration Statement on Form 8-B (File No. 1-10959), filed December 17, 1991, and any amendments or reports filed for the purpose of updating that description; and

•

the description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A (File No. 1-10959), filed December 28, 2001, and any amendments or reports filed for the purpose of updating that description.

We also incorporate by reference all documents that we file with the SEC after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all securities registered hereunder or termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

John P. Babel, Secretary

Standard Pacific Corp.

26 Technology Drive

Irvine, California 92618

Telephone: (949) 789-1600

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

Standard Pacific Corp.

$650,000,000

Debt Securities

Guarantees of Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Rights

Stock Purchase Contracts

Stock Purchase Units

Units

PROSPECTUS

            , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by us in connection with the offering of our securities being registered hereby.

SEC Registration Fee	$46,345
Printing Expenses	0	*
Legal Fees and Expenses	15,000	*
Accounting Fees and Expenses	5,000
Blue Sky Fees	0	*
Miscellaneous	0	*

Total	$66,345

*	Does not include expense of preparing prospectus supplements and other expenses relating to offerings of securities.

Item 15.	Indemnification of Directors and Officers

Standard Pacific Corp.

Standard Pacific Corp. is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

•

to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

•

the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•

the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Standard Pacific Corp. under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Standard Pacific Corp.’s Certificate of Incorporation and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, Standard Pacific Corp. will indemnify any person (and the estate of any person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Standard Pacific Corp. or is or was serving at the request of Standard Pacific Corp. as a director or officer of another corporation or enterprise. Standard Pacific Corp. may, in its discretion, similarly indemnify its employees and agents.

Standard Pacific Corp. has entered into indemnification agreements with its officers and directors.

Standard Pacific Corp.’s Certificate of Incorporation, as amended, relieves its directors from monetary damages to Standard Pacific Corp. or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transactions from which the director derived an improper personal benefit.

Standard Pacific Corp. currently maintains insurance policies which, within the limits and subject to the terms and conditions thereof, cover certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of Standard Pacific Corp.

Co-Registrants

Certain officers and other employees of Standard Pacific Corp. serve at the request of Standard Pacific Corp. as a director, officer, employee or agent of the co-registrants, and thus may be entitled to indemnification under the provisions set forth above. In addition to potential indemnification by Standard Pacific Corp., the directors, officers, employees and agents of the co-registrants are also entitled to indemnification and exculpation for certain monetary damages to the extent provided in the applicable co-registrant’s organizational documents or under the laws under which the co-registrants are organized as described below.

Delaware Corporations

The co-registrants that are Delaware corporations are subject to the provisions of the DGCL described above with respect to Standard Pacific Corp. The certificates of incorporation and bylaws of these co-registrants provide, in effect, that, to the fullest extent and under the circumstances permitted by the DGCL, each co-registrant will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of such co-registrant, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of such co-registrant, or is or was serving at the request of such co-registrant as a director or officer of another corporation or enterprise.

Delaware Limited Liability Companies

The co-registrants that are Delaware limited liability companies are subject to Section 18-108 of the Delaware Limited Liability Company Act, which provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreements of these co-registrants provide that each co-registrant shall indemnify and hold harmless the members, managers and officers of such co-registrant (and their affiliates) against any and all losses, claims, damages, expenses and liabilities (including any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such indemnified person may at any time become subject to or liable for by reason of (i) the formation, operation or termination of the co-registrant, (ii) the indemnified person’s acting as a member, manager or officer under the limited liability company agreement of the co-registrant, or (iii) the authorized actions of such indemnified person in connection with the conduct of the affairs of the co-registrant (including, without limitation, indemnification against negligence, gross negligence or breach of duty). However, indemnification is not provided for liability resulting from (x) any act or omission that involves actual fraud or willful misconduct or (y) any transaction from which an improper personal benefit is derived. The limited liability company agreements of such co-registrants also provide for advancement of costs and expenses that are subject to indemnification, so long as the indemnified person provides the co-registrant with a written undertaking to reimburse the co-registrant for all amounts so advanced, if it is ultimately determined that such person is not entitled to indemnification.

California Limited Liability Companies

The co-registrant that is California limited liability company is subject to Section 17155 of the Beverly-Killea Limited Liability Company Act, which provides that, except for a breach of certain fiduciary duties, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. Such section also provides that a limited liability company shall have the power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee, or agent of the limited liability company.

The limited liability company agreement of this co-registrant provides that such co-registrant shall indemnify and hold harmless the member of such co-registrant (Standard Pacific Corp.) to the fullest extent allowed by the law of the State of California.

Florida General Partnerships

The co-registrants that are Florida general partnerships are subject to Section 620.8401(3) of the Florida Revised Uniform Partnership Act, which provides that a partnership shall indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property.

The partnership agreements of the Florida general partnerships provide that the partnerships, their receivers or their trustees shall indemnify, save harmless, and pay all judgments and claims against any partner relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such partner in connection with the business of the partnership, including attorneys’ fees incurred by such partner in connection with the defense of any action based on any such act or omission. In addition, in the event of any action by one partner against another partner in connection with the partnership, including a partnership derivative suit, the partnership shall indemnify, save harmless, and pay all expenses of such other partner, including attorney’s fees, incurred in the defense of such action, if the other partner is successful in such action. Notwithstanding the foregoing provisions, no partner shall be indemnified from any liability for fraud, bad faith, willful misconduct, or gross negligence.

Item 16.	Exhibits and Financial Schedule

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Standard Pacific Corp.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrants undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions contemplated by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each appropriate registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned registrants hereby undertake that:

(1)	For purposes of determining liability under Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Standard Pacific Corp. and each of the co-registrants named below, certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3, and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on January 14, 2011.

STANDARD PACIFIC CORP.

LAGOON VALLEY RESIDENTIAL, LLC
BY:	STANDARD PACIFIC CORP., ITS MANAGER

STANDARD PACIFIC OF TONNER HILLS, LLC
BY:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

	By:	/S/ KEN CAMPBELL
Ken Campbell
Chief Executive Officer & President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/S/ KEN CAMPBELL Ken Campbell	Chief Executive Officer and President (Principal Executive Officer)	January 14, 2011

/S/ JOHN M. STEPHENS John M. Stephens	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

* Bruce A. Choate	Director	January 14, 2011

* James L. Doti	Director	January 14, 2011

* Ronald R. Foell	Director and Chairman of the Board	January 14, 2011

* Douglas C. Jacobs	Director	January 14, 2011

* David J. Matlin	Director	January 14, 2011

* Peter Schoels	Director	January 14, 2011

* F. Patt Schiewitz	Director	January 14, 2011

*By:	/S/ JOHN P. BABEL
John P. Babel
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrants named below, certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3, and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on January 14, 2011.

HSP ARIZONA, INC.
HWB INVESTMENTS, INC.
STANDARD PACIFIC OF ARIZONA, INC.
STANDARD PACIFIC OF FLORIDA
BY:	STANDARD PACIFIC OF FLORIDA GP, INC., ITS MANAGING PARTNER

STANDARD PACIFIC OF FLORIDA GP, INC.
STANDARD PACIFIC OF LAS VEGAS, INC.
STANDARD PACIFIC OF ORANGE COUNTY, INC.
STANDARD PACIFIC OF SOUTH FLORIDA
BY:	STANDARD PACIFIC OF SOUTH FLORIDA GP, INC., ITS MANAGING PARTNER

STANDARD PACIFIC OF SOUTH FLORIDA GP, INC.
STANDARD PACIFIC OF TAMPA
BY:	STANDARD PACIFIC OF TAMPA GP, INC., ITS MANAGING PARTNER

STANDARD PACIFIC OF TAMPA GP, INC.
STANDARD PACIFIC OF TEXAS, INC.
STANDARD PACIFIC OF THE CAROLINAS, LLC
WESTFIELD HOMES USA, INC. STANDARD PACIFIC 1, INC.
STANDARD PACIFIC OF WALNUT HILLS, INC.

By:	/S/ KEN CAMPBELL
Ken Campbell
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/S/ KEN CAMPBELL Ken Campbell	Chief Executive Officer and Director (Principal Executive Officer)	January 14, 2011

/S/ JOHN M. STEPHENS John M. Stephens	Principal Financial and Accounting Officer and Director (Principal Financial and Accounting Officer)	January 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below, certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on January 14, 2011.

STANDARD PACIFIC OF COLORADO, INC.

By:	*
Name:	J. Pat Moroney
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

	Signature	Title	Date

	* J. Pat Moroney	President, Principal Financial and Accounting Officer, Treasurer and Director (Principal Executive Officer, Principal Financial and Accounting Officer)	January 14, 2011

	* Robert R. Reid	Senior Vice President and Director	January 14, 2011

*By:	/S/ JOHN P. BABEL John P. Babel Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting or Distribution Agreement**

4.1	Amended and Restated Certificate of Incorporation of Standard Pacific Corp., incorporated by reference to Exhibit 3.1 of Standard Pacific Corp.’s Current Report on Form 8 filed with the Securities and Exchange Commission on August 19, 2008.

4.2	Certificate of Designations of Series B Junior Participating Convertible Preferred Stock of Standard Pacific Corp., incorporated by reference to Exhibit 3.3 to Standard Pacific Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2008.

4.3	Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock of Standard Pacific Corp., incorporated by reference to Exhibit 3.2 of Standard Pacific Corp.’s Quarterly Report on Form 10-Q for the quarterly period ended August 19, 2008.

4.4	Amended and Restated Bylaws of Standard Pacific Corp., incorporated by reference to Exhibit 3.1 of Standard Pacific Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2009.

4.5	Form of specimen common stock certificate, incorporated by reference to Exhibit 28.3 of Standard Pacific Corp.’s Registration Statement on Form S-4 (No. 33-42293), filed with the Securities and Exchange Commission on August 16, 1991.

4.6	Form of specimen preferred stock certificate.**

4.7	Certificate of Designations of Preferred Stock of Standard Pacific Corp.**

4.8	Amended and Restated Rights Agreement, dated as of July 24, 2003, by and between Standard Pacific Corp. and Mellon Investor Services LLC, as rights agent, incorporated by reference to Exhibit 4.1 of Standard Pacific Corp.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003.

4.9	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of July 27, 2008, by and between Standard Pacific Corp. and Mellon Investor Services LLC, as rights agent, incorporated by reference to Exhibit 4.1 of Standard Pacific Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2008.

4.10	Senior Debt Securities Indenture, dated as of April 1, 1999, by and between Standard Pacific Corp. and The First National Bank of Chicago, as trustee (the “1999 Indenture”), incorporated by reference to Exhibit 4.1 of Standard Pacific Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 1999.

4.11	Eighth Supplemental Indenture to the 1999 Indenture relating to Standard Pacific Corp.’s 6 1/4% Senior Notes due 2014, dated as of March 11, 2004, by and between Standard Pacific Corp. and J.P. Morgan Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.2 of Standard Pacific Corp.’s Form 8-K filed with the Securities and Exchange Commission on March 16, 2004.

4.12	Tenth Supplemental Indenture to the 1999 Indenture relating to Standard Pacific Corp.’s 7% Senior Notes due 2015, dated as of August 1, 2005, by and between Standard Pacific Corp. and J.P. Morgan Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.2 to Standard Pacific Corp.’s Form 8-K filed with the Securities and Exchange Commission on August 5, 2005.

4.13	Eleventh Supplemental Indenture to the 1999 Indenture relating to the addition of certain of Standard Pacific Corp.’s wholly owned subsidiaries as guarantors of all of Standard Pacific Corp.’s outstanding Senior Notes (including the form of guaranty), dated as of February 22, 2006, by and between Standard Pacific Corp. and J.P. Morgan Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.11 of Standard Pacific Corp.’s Annual Report on Form 10-K for the year ended December 31, 2005.

4.14	Twelfth Supplemental Indenture to the 1999 Indenture relating to the amendment of the security provisions of Standard Pacific Corp’s outstanding Senior Notes, dated as of May 5, 2006, by and among Standard Pacific Corp. and the Guarantor Parties thereto and J.P. Morgan Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.1 of Standard Pacific Corp.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

4.15	Indenture relating to Standard Pacific Escrow LLC’s 10.75% Senior Notes due 2016 (which were subsequently assumed by Standard Pacific Corp.), dated as of September 17, 2009, by and between Standard Pacific Escrow LLC and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.1 to Standard Pacific Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2009.

4.16	Fourteenth Supplemental Indenture to the 1999 Indenture relating to Standard Pacific Corp.’s 8 3/8% Senior Notes due 2018, dated as of May 3, 2010, by and between Standard Pacific Corp. and The Bank of New York Mellon Trust Company, N.A. (the “Fourteenth Supplemental Indenture”), incorporated by reference to Exhibit 4.1 to Standard Pacific Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2010.

4.17	Fifteenth Supplemental Indenture to the 1999 Indenture and the Fourteenth Supplemental Indenture relating to Standard Pacific Corp.’s 8 3/8% Senior Notes due 2018, dated as of December 22, 2010, by and among Standard Pacific Corp., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.1 of Standard Pacific Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2010.

4.18	Sixteenth Supplemental Indenture to the 1999 Indenture relating to Standard Pacific Corp.’s 8 3/8% Senior Notes due 2021, dated as of December 22, 2010, by and among Standard Pacific Corp., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.2 of Standard Pacific Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2010.

4.19	Seventeenth Supplemental Indenture to the 1999 Indenture relating to Standard Pacific Corp.’s 6 1/4% Senior Notes due 2014 and 7% Senior Notes due 2015, dated as of December 22, 2010, by and among Standard Pacific Corp., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.6 of Standard Pacific Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2010.

4.20	Senior Subordinated Debt Securities Indenture, dated as of April 10, 2002, by and between Standard Pacific Corp. and Bank One Trust Company, N.A., as trustee (the “2002 Indenture”), incorporated by reference to Exhibit 4.1 of Standard Pacific Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2002.

4.21	First Supplemental Indenture to the 2002 Indenture relating to Standard Pacific Corp.’s 9 1/4% Senior Subordinated Notes due 2012, dated as of April 10, 2002, by and between Standard Pacific Corp. and Bank One Trust Company, N.A., incorporated by reference to Exhibit 4.2 of Standard Pacific Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2002.

4.22	Second Supplemental Indenture to the 2002 Indenture relating to the addition of certain of Standard Pacific Corp.’s wholly owned subsidiaries as guarantors of all of Standard Pacific Corp.’s outstanding Senior Subordinated Notes (including the form of guaranty), dated as of February 22, 2006, by and between Standard Pacific Corp. and J.P. Morgan Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.14 of Standard Pacific Corp.’s Annual Report on Form 10-K for the year ended December 31, 2005.

4.23	Third Supplemental Indenture to the 2002 Indenture relating to Standard Pacific Corp.’s 6% Convertible Senior Subordinated Notes due 2012, dated as of September 24, 2007, by and among Standard Pacific Corp. and the Bank of New York Trust Company, N.A., as trustee, incorporated by reference to Exhibit 4.1 of Standard Pacific Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2007.

4.24	Fourth Supplemental Indenture to the 2002 Indenture relating to Standard Pacific Corp.’s 9 1/4% Senior Subordinated Notes due 2012, dated as of June 26, 2008, by and among Standard Pacific Corp. and the Bank of New York Trust Company, N.A., as trustee, incorporated by reference to Exhibit 4.1 of Standard Pacific Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2008.

4.25	Fifth Supplemental Indenture to the 2002 Indenture relating to Standard Pacific Corp.’s 9 1/4% Senior Subordinated Notes due 2012, dated as of December 22, 2010, by and among Standard Pacific Corp., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.5 of Standard Pacific Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2010.

4.26	Form of Subordinated Debt Securities Indenture, incorporated by reference to Exhibit 4.1(c) of Standard Pacific Corp.’s Registration Statement on Form S-3/A (No. 333-64719) filed with the Securities and Exchange Commission on October 22, 1998.

4.27	Warrant to Purchase Shares of Series B Junior Participating Convertible Preferred Stock, dated June 27, 2008, incorporated by reference to Exhibit 10.1 of Standard Pacific Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2008.

4.28	Stockholders Agreement, dated June 27, 2008, between Standard Pacific Corp. and MP CA Homes, LLC, incorporated by reference to Exhibit 10.3 to Standard Pacific Corp.’s Form 8-K filed with the Securities and Exchange Commission on July 1, 2008.

4.29	Form of Warrant Agreement.**

4.30	Form of Warrant.**

4.31	Form of Deposit Agreement.**

4.32	Form of Depositary Receipt.**

4.33	Form of Rights Agent Agreement.**

4.34	Form of Rights Certificate.**

4.35	Form of Stock Purchase Contract.**

4.36	Form of Stock Purchase Unit Agreement.**

4.37	Form of Unit Agreement.**

5.1	Opinion of Snell & Wilmer L.L.P.

12.1	Statement of Computation of Ratios of Earnings to Fixed Charges (previously filed with registration statement filed on November 8, 2010).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages of registration statement).

25.1	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Trust Company, N.A. (previously filed with registration statement filed on November 8, 2010).

**	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.